UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: September 12, 2007 (Date of earliest event reported)
Eden Bioscience Corporation (Exact name of registrant as specified in its charter)

WA (State or other jurisdiction of incorporation)	0-31499 (Commission File Number)	91-1649604 (IRS Employer Identification Number)

11816 North Creek Parkway N. Bothell, WA (Address of principal executive offices)		98011-8201 (Zip Code)
425-806-7300 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 12, 2007, Eden Bioscience Corporation received a Nasdaq Staff Deficiency Letter from the Nasdaq Stock Market notifying it that the bid price per share for the Company's common stock has closed below the $1.00 minimum bid price requirement for 30 consecutive trading days and that, as a result, the Company no longer meets The Nasdaq Capital Market's minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4). Nasdaq has provided the Company with 180 calendar days, or until March 10, 2008, to regain compliance. To regain compliance with the minimum bid price requirement, the closing bid price of the Company's common stock must remain above $1.00 for a minimum of ten consecutive trading days. If the Company does not regain compliance by March 10, 2008, Eden Bioscience's common stock will be delisted from The Nasdaq Capital Market. The 180-day compliance period relates exclusively to the Company's bid price deficiency. The Company may be delisted during the 180-day period for failure to maintain compliance with any other listing requirement which occurs during this period. Eden Bioscience management and Board of Directors are considering various alternatives to address this issue.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Eden Bioscience Corporation dated September 18, 2007

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2007	EDEN BIOSCIENCE CORPORATION By: /s/ Bradley S. Powell Bradley S. Powell President & Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Eden Bioscience Corporation dated September 18, 2007